EXHIBIT 11


                       M.A. HANNA COMPANY AND CONSOLIDATED SUBSIDIARIES

                             COMPUTATION OF EARNINGS PER SHARE








                                                              Year Ended December 31
                                                         1994           1993           1992
                                                   (Dollars in thousands except per share data)
Primary
    Income from continuing operations
      before extraordinary charge and cumulative
      effect of changes in accounting principles        $37,004        $21,297        $18,186
    Income(loss) from discontinued operations             9,970        (19,279)        12,304
    Extraordinary charge                                 (3,680)             -              -
    Cumulative effect of changes in
      accounting principles                                   -              -        (11,465)
          Net income                                    $43,294         $2,018        $19,025

    Average common shares outstanding                30,865,775     29,777,668     28,696,722
    Net effect of dilutive stock options
      and stock warrants - based on treasury
      stock method using average market price                 - *    1,052,105              - *
    Total                                            30,865,775     30,829,773     28,696,722

    Income(loss) per share
      Continuing operations                             $  1.20        $  0.69        $  0.63
      Discontinued operations                              0.32          (0.62)          0.43
      Extraordinary charge                                (0.12)             -              -
      Cumulative effect of changes in
        accounting principles                                 -              -          (0.40)
          Net income                                    $  1.40        $  0.07        $  0.66


*   Not significant in 1994 and 1992.




                       M.A. HANNA COMPANY AND CONSOLIDATED SUBSIDIARIES

                              COMPUTATION OF EARNINGS PER SHARE


                                                                 Year Ended December 31
                                                         1994             1993            1992
                                                      (Dollars in thousands except per share data)
Fully Diluted
    Income from continuing operations
      before extraordinary charge and cumulative
      effect of changes in accounting principles        $37,004          $21,297         $18,186
    Income(loss) from discontinued operations             9,970          (19,279)         12,304
    Extraordinary charge                                 (3,680)               -               -
    Cumulative effect of changes in
      accounting principles                                   -                -         (11,465)
          Net income                                    $43,294           $2,018         $19,025

    Average common shares outstanding                30,865,775       29,777,668      28,696,722
    Net effect of dilutive stock options
      and stock warrants - based on treasury
      stock method using the year-end market
      price if higher than average market price         598,942        1,394,322         680,360
    Shares reserved under earnout provisions
      of purchase agreements                                  -                -         285,616
    Total                                            31,464,717       31,171,990      29,662,698

    Income(loss) per share
      Continuing operations                             $  1.18           $ 0.68         $  0.61
      Discontinued operations                              0.32            (0.62)           0.42
      Extraordinary charge                                (0.12)               -               -
      Cumulative effect of changes in
        accounting principles                                 -                -           (0.39)
          Net income                                    $  1.38           $ 0.06         $  0.64

